UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  May 9, 2014  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                            0-27182               25-1624305
                                                     (State or other jurisdiction                         (Commission File     IRS Employer
of incorporation)                                      Number)            Identification Number)

Accredited Business Consolidators Corp.
c/o Accredited Suppliers Nicaragua S.A.
De La Estatua de Montoya
1 Cuadra al Sur
Casa Esquinera
Apartado PA-228
Managua 10000
Nicaragua

(Address of principal executive offices)

1-267-864-7737 or +505-8796-8888
(Registrant's telephone number, including area code)

196 West Ashland
Doylestown, PA  18901
(Former Name or Former Address, if changed since last report)

ITEM 1.01 Entry into a Material Definitive Agreement

ITEM 7.01 Regulation FD Disclosure

ITEM 8.01 Other Events

Previously, the Company announced that it purchased six, consisting of two double lots and four single lots, building lots near the Managua International Airport for the construction of a budget airport hotel via a nominee enterprise X Corp.  The Company, also via X Corp. and its agents, has purchased an additional double lot and two additional single lots directly across the street from where the complex will be.  The acquisition of the additional lots appeared necessary so that the Company could fit between forty and fifty rooms in the main complex.  The additional lots will be used for a garage, storage facility, and the construction of between nine and twelve larger "long term" or "family" suites for clients staying longer than a few days.  X Corp. received a loan in the amount of $48,000.00 that was used to pay for these additional lots in full.  The loan is a balloon payment due in two years and carries a six percent (6%) simple interest rate to be calculated when the payment is due.

X Corp. continues to procedure to file as a branch office in Nicaragua.  Unfortunately, due to the need for several Apostille documents from authorities in the United States, our registration has been delayed.   However, we have retained legal counsel to assist us and all documents are prepared.  The Company is waiting for a single document from the Pennsylvania Secretary of State certifying the final document.  At that time, the registration will be filed with the Supreme Court of Nicaragua and subsequently with the tax authorities.  This registration will allow X Corp., as nominee for Accredited Business, to take advantage of the provisions of the Incentives for the Tourism Industry Law (Law 306).  This will provide an exemption from 80 to 100 percent of income tax for a period of ten years, a 100% exemption from property tax for ten years, a 100% exemption from sales tax as to construction, engineering, and design services.

Item 4.01 Changes in Registrant's Certifying Accountant

We received notice that the Public Company Accounting Oversight Board revoked the registration of our auditor.  We understand that the revocation was by consent.  However, to our knowledge, the facts were not stipulated to.  We take issue with the PCAOB's conclusion that the auditor did not request from us materials to verify our assets and liabilities.  For instance, the auditor requested and received copies of all of our bank statements, cancelled checks, contracts, and investment accounts during the audit procedure.  We are perplexed as to how this factual conclusion was made since the PCAOB's representatives spent three days in Managua, Nicaragua, reviewing the materials.  We understand, although have no direct confirmation from the PCAOB, that their issue was not that the materials were not provided, but that we did not issue a written certification as to the authenticity of the bank statements and brokerage accounts.  This technicality, if it is indeed what lead the PCAOB to their conclusion, is also mistaken since the auditor, during a meeting with our agents, took the opportunity to verify the authenticity of the photocopies through the logging in to the secure websites of Bank of America and OptionsXpress.  Unfortunately, and notwithstanding that the opinion contains information that is misleading as to the information we provided the auditor, we do not have standing to appeal the decision of the PCAOB and there is no way for us to challenge the decision of the Board since we are not the firm affected.  It appears unlikely that the auditing firm could appeal since they stipulated to the deregistration, possibly without realizing that the PCAOB would still make its findings of facts that appear to be erroneous as to information we provided.

We will be having meetings to determine a course of action with respect to this situation and will make a filing with our decision.

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 9, 2014

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Elisa Corea

Elisa Corea, Vice President -- Hospitality Development
          web:  www.accreditedbiz.net
          fax:  1-267-371-5168